EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of HealthWarehouse.com (formerly Clacendix, Inc.). on Form S-8 (File No. 333-139072) of our report dated March 16, 2009 and April 15, 2010, with respect to our audits of the financial statements of HealthWarehouse.com, Inc. as of December 31, 2008.

/s/Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
April 15, 2010